FORM 8-K/A

                         CURRENT REPORT


               Pursuant to Section 13 of 15(d) of
               the Securities Exchange Act of 1934

              ____________________________________


Date of Report (Date of earliest event reported):  NOVEMBER  6, 1996


           CATERPILLAR FINANCIAL SERVICES CORPORATION
        (Exact name of Registrant as specified in charter)



                             Delaware
                   (State or other jurisdiction
                        of incorporation)



       0-13295                                     37-1105865
(Commission File Number)                         (IRS Employer I.D. No.)

3322 WEST END AVENUE, NASHVILLE, TN                     37203-0983
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:     (615)386-5800

Item 7. FINANCIAL STATEMENTS AND EXHIBITS


The document listed is filed as an exhibit to registration 33-59267:


Item 6.  Exhibits and Reports on Form 8-K

     (a)  Exhibit No.

            12                        Statement Setting Forth
                                      Computation of Ratio of
                                      Profit to Fixed Charges

                                      (The ratio of profit
                                      before taxes plus fixed
                                      charges for the quarters
                                      and nine months ending
                                      September 30, 1996, and
                                      September 30, 1995, were
                                      1.40, 1.39, 1.38 and 1.39,
                                      respectively.)

                         Signatures



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



         Caterpillar Financial Services Corporation
                        (Registrant)






Date:  November 6, 1996  By:       /s/K.C. Springer
                                  K.C. Springer, Controller and
                                  Principal Accounting Officer







Exhibit
                                                        Numbered
Number        Description                                  Page


  12          Statement Setting Forth Computation of         4
                Ratio of Profit to Fixed Charges

                           EXHIBIT 12




           CATERPILLAR FINANCIAL SERVICES CORPORATION

             STATEMENT SETTING FORTH COMPUTATION OF
                RATIO OF PROFIT TO FIXED CHARGES
                           (Unaudited)
                      (Dollars in Millions)




                                Three Months Ended   Nine Months Ended
                                Sept. 30, Sept. 30,  Sept. 30, Sept. 30,
                                     1996      1995       1996      1995

     Net Income                    $ 22.1    $ 20.5     $ 58.5     $53.8

     Add:
       Provision for income taxes    11.6      11.9       33.0      33.2

     Deduct:
       Equity in profit of
         partnerships                 (.6)      (.4)      (1.8)    (1.1)

     Profit before taxes           $ 33.1    $ 32.0     $ 89.7   $ 85.9

     Fixed charges:
       Interest on borrowed
         funds                     $ 82.7    $ 81.6     $232.3   $221.7
       Rentals  at computed
         interest*                     .6        .5        1.8      1.3

     Total fixed charges           $ 83.3    $ 82.1     $234.1   $223.0

     Profit before taxes plus
       fixed charges               $116.4    $114.1     $323.8   $308.9

     Ratio of profit before
       taxes plus fixed charges
       to fixed charges              1.40      1.39       1.38     1.39



     *Those portions of rent expense that are representative of interest cost.